Kensington Leasing Acquires Allianex, LLC

Tuesday, June 8, 2010

REDLANDS, Calif – Kensington Leasing, Ltd. today announced that it has completed its acquisition of substantially all of the assets of Allianex, LLC.

Allianex is a development stage company engaged in the business of producing, marketing and distributing a retail line of prepaid cards for the purchase of technology support and security services for electronic devices.

The business of Allianex is based on a nexus of contracts by which it retains a supply of technology support and security services and then distributes such services by means of prepaid cards through retail store aggregators.  Its retail aggregator partners are some of the largest retail aggregators operating in the prepaid/gift card industry, and have access to thousands of retail locations like grocery stores, pharmacies, convenience stores, travel centers and more.  Allianex offers these sales channels the ability to effectively market a turnkey package of up-to-date and high caliber computer and digital support services and software at affordable rates.  Allianex’s prepaid cards are offered in a variety of amounts and forms, including offerings for registry cleaner software, identity protection software, a suite of software applications, one time repair support or unlimited technical support services for a specified time period.

Angelique de Maison, Chairman and CEO of Kensington Leasing, said “We are excited to complete the acquisition of Allianex.  Allianex’s relationships with retail store aggregators put us in a position to become a strong force in the marketing of technology services through the retail prepaid card industry.  Allianex’s customers and clients alike will see an enhanced product offering along with increased distribution in the coming year.  We look forward to building Allianex’s business to service the significant demand we expect for Allianex’s products and services.”

Kenneth Rotman, President and owner of Allianex, said “Kensington Leasing has the capital resources that will enable us to better implement our business plan and benefit from our strategic partnerships.  We will better access and serve our retail aggregator partners that have proven to be prolific consumer and customer gatherers.  We intend to continue to grow our business by increasing our customer base, offering new products and services, scaling our current marketing channels, adding new marketing channels and forming new strategic alliances. Given the need for affordable technical assistance customers can rely on, Allianex’s distribution clients can offer “peace of mind” to the millions of people using computers and peripheral digital devices such as printers, cameras, mp3 players and mobile phones.”

Kensington Leasing acquired the assets of Allianex in exchange for $75,000 in cash, 575,000 shares of Kensington Leasing common stock and the assumption of Allianex’s trade payables.  In addition, Kensington Leasing has agreed to pay Allianex, in a combination of cash and Kensington Leasing common stock, 25% of the EBITDA of the ongoing business for three years after the closing of the transaction.  Mr. Rotman will serve as Chief Executive Officer of Kensington Leasing’s new Allianex Corp. subsidiary following the closing.

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FORWARD LOOKING STATEMENT: This press release contains forward-looking statements, including statements about the business plan and prospective financial condition of Kensington Leasing.  The forward-looking statements are subject to risks and uncertainties.  Readers should not place undue reliance on the forward-looking statements.  Neither Kensington Leasing nor Allianex undertakes any obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.   In addition, any forward looking statements regarding forward expected industry patterns and other financial and business results that involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: whether Kensington Leasing can successfully execute its operating plan; its ability to integrate acquired companies and technology; its ability to retain key employees; its ability to successfully combine product offerings and customer acceptance of combined products; general market conditions; and whether Kensington Leasing can successfully develop new products and the degree to which these gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release.

Contact:

Kensington Leasing, Ltd.

Angelique de Maison, CEO

909-708-4303

investorrelations@kensingtonleasing.com